NOTE: CONFIDENTIAL TREATMENT REQUESTED. EXHIBIT OMITS INFORMATION THAT HAS
      BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           JOINT DEVELOPMENT, LICENSE
                           AND CO-MARKETING AGREEMENT


         This Joint Development, License and Co-Marketing Agreement (this "Agreement") is entered into as of the 10th day of April, 1997 ("Effective Date"), by and between OSTEX INTERNATIONAL, INC., a Washington corporation having its principal place of business at 2203 Airport Way South, Suite 400, Seattle, Washington 98134 ("Ostex"), and METRIKA LABORATORIES, INC., a California corporation having its principal place of business at 510 Oakmead Parkway, Sunnyvale, CA 94086 ("Metrika").

                                    RECITALS

         A. The Washington Research Foundation, a nonprofit Washington corporation ("WRF"), is the owner, by way of assignment from the University of Washington, of all right, title, and interest in certain technology developed out of research conducted by Dr. David Eyre and generally described as the "Urinary Assay for Bone Resorption."

         B. Pursuant to that certain Restated Exclusive License Agreement between Ostex and WRF, effective June 29, 1992 as amended, the ("WRF/Ostex Exclusive License Agreement"), WRF granted Ostex an exclusive, worldwide license to make, have made, assign, sublicense, lease, develop, enhance, modify, produce, reproduce, demonstrate, market, promote, sell, distribute, use, exploit and otherwise commercialize and prepare derivations of certain of the Bone Resorption Technology (as defined below).

         C. Ostex engages in the research, development, manufacture, and sale of diagnostic and therapeutic products in the field of bone and mineral metabolism in applications related to bone resorption and collagen and connective tissue degradation, and has developed a proprietary immunoassay to determine the levels of NTx epitope collagen metabolite resulting from bone resorption ("NTx Assay Technology" as further defined in SECTION 1.17 hereof), which it has implemented in a microtiter format suitable for use in centralized laboratories ("OsteomarkAE Laboratory Test").

         D. Metrika is developing a single-use disposable diagnostic device featuring Metrika's proprietary Digital ResponseAE technology (the "Digital Response Device").

         E. Ostex and Metrika entered into that certain Agreement dated November 4, 1994 (the "Development Agreement") pursuant to which Ostex and Metrika have collaborated in the adaptation of Ostex's NTx Assay for use on Metrika's Digital Response Device. The product of this collaboration shall be referred to herein as the "NTx/Digital Response Device." The Development Agreement anticipated that the parties would later enter into an agreement to govern the ultimate manufacture, promotion, marketing and sale of the NTx/Digital Response Device.

         F. The parties now desire to enter into this Agreement to govern the terms and conditions under which the parties will continue the development of the NTx/Digital Response Device, provide for the financing of such development, and provide for the manufacture, co-promotion, marketing and sale of the NTx/Digital Response Device

         G. In particular, Ostex desires to contribute to this continued development project by granting to Metrika a license to use the NTx Assay Technology in connection with this development project, by providing "Critical Reagents" (as this term is defined in SECTION 1.5 hereof) needed for this development project at no charge, by contributing to the costs of said project, and by selling Critical Reagents needed for manufacture of the NTx/Digital Response Devices at its manufacturing cost, all as more specifically described in this Agreement.

         H. In return, Metrika will share the responsibility for funding the development project and will undertake to complete the development of the NTx/Digital Response Device, Metrika will purchase Critical Reagents at Ostex's manufacturing cost, and Metrika and Ostex will co-promote and market the NTx/Digital Response Device, Metrika will sell the NTx/Digital Response Device, and shall share the profits of such sales, all as more specifically described in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       DEFINITIONS.  The following definitions shall apply throughout this Agreement.

                  1.1 "Affiliate" means, with respect to any person or entity, any individual, corporation, company, firm, partnership or other entity controlled by, in control of, or under common control with, such person or entity, where "control" means direct or indirect legal or beneficial ownership of fifty percent (50%) or more of the shares, business interests, or voting securities of another corporation, company, firm, partnership or other entity.

                  1.2 "Bone Resorption Technology" means all technology to which Ostex has any rights as of the Effective Date or during the term of this Agreement relating to assays, methods, and materials, including Critical Reagents, for measuring bone collagen metabolites; including, without limitation, that technology developed in connection with research conducted by Dr. David Eyre, owned by the Washington Research Foundation, and licensed exclusively to Ostex. The Bone Resorption Technology includes, without limitation, the urinary diagnostic assay known as the Osteomark immunoassay.

                  1.3 "Confidential Information" means any and all normally non-public information communicated or disclosed by one party ("Discloser") to the other party ("Recipient"), including information describing or relating to the Disclosing Party's business and marketing plans and strategies, financial information, or customer information, and any and all information communicated or disclosed by the Discloser to Recipient describing or relating to the Disclosing Party's research and development, Know-How, inventions, trade secrets, technical data, formulae, drawings, designs, software, models, samples, kits, processes, product development data and information and other data and information related to the business of Discloser, provided, however, that "Confidential Information" shall not be deemed to include information which the Recipient can demonstrate by written proof: (i) is now, or hereafter becomes, through no fault on the part of the Recipient, generally known or available; (ii) is known by the Recipient at the time of receiving such information; (iii) is furnished generally to others by Discloser without restriction on disclosure; (iv) is hereafter furnished to the Recipient by a third party unrelated to Discloser, as a matter of right and without any breach of any duty of non-disclosure; (v) is independently developed by the Recipient without use of or reference to any Confidential Information of Discloser; or (vi) is the subject of express written permission to disclose provided by Discloser. Without limiting the generality of the foregoing, Confidential Information may include information developed by a Disclosing Party during the course of this Agreement.

                  1.4 "COGS" means all costs of materials and components (including purchase costs and royalties payable to third parties other than Royalties) and personnel expended on manufacturing and quality control, relating to goods sold and any free promotional or rebated goods, plus a portion of manufacturing overhead (including, but not limited to, inventory costs relating to spoilage, insurance, depreciation, administrative expenses, indirect employee expenses and quality assurance expenses) based on the portion of resources allocated to manufacturing, calculated in accordance with generally accepted accounting principles, less that portion of such costs attributable to capacity allocated to other products manufactured by Metrika.

                  1.5 "Critical Reagents" means the set of reagents necessary or useful for the measurement of the antibody for the NTx Epitope by the NTx/Digital Response Device, currently consisting of: monoclonal antibodies or fragments thereof, for example the monoclonal antibody produced by hybridoma 1H11, that shows specific immunoaffinity for the NTx Epitope (at concentrations to be agreed on, appropriate for use in the NTx/Digital Response Device); antibody diluent; analyte (NTx Epitope)-containing controls; and other reagents. Reagents will be supplied by Ostex "in bulk," provided that Ostex shall also supply a reasonable number of Osteomark(R) Laboratory Test Kits in a microtiter plate format for Metrika's use for comparison and control purposes. As of the Effective Date of this Agreement, Critical Reagents include the 1H11 and/or alternative antibodies, monoclonal antibody, diluent, calibrators and controls. These reagents may be changed upon mutual agreement of the parties and reasonable notice to scale up to commercial quantities. The term "Critical Reagents" shall also include any improvement to or successor antibody(ies) with immunoaffinity to the NTx Epitope or similar NTx epitopes resulting from bone resorption which may be developed or marketed by Ostex in any form during the term of this Agreement.

                  1.6   "Digital   Response   Technology"   means  that  certain
technology developed by Metrika for use in the performance of, and the measurement and display of the results of, diagnostic immunoassays, including technology developed by Metrika relating to the integration of dry reagent immunochemistry into a digital device for quantitative use.

                  1.7 "Discovery" means any scientific, technological, or commercial invention, discovery, development, improvement, Know-How, or product made in the course of performing the activities contemplated by the parties under this Agreement, whether or not the same is patentable.

                  1.8 "Field of Use" means the point-of-care and over-the-counter markets and any other commercial markets, in each case for any approved indication (including but not limited to osteoporosis, cancers and dental indications), for the NTx/Digital Response Device designated by the Product Management Committee.

                  1.9 "First Commercial Sale" means the first Sale of an NTx/Digital Response Device by Metrika for value in an arms length transaction with an independent third party following market clearance by the United States Food and Drug Administration or a comparable authority in another country.

                  1.10 "Gross Profit" means Net Sales less (a) COGS; (b) costs of shipping and receiving, accounts receivable, and collections associated with Sales of the NTx/Digital Response Device; (c) product liability and warranty expenses not allocated expressly to a party by this Agreement; (d) sales, use, value added and/or other excise taxes or duties actually paid based on Sales, including, but not limited to, those paid pursuant to SECTION 7.3.6; and (e) Metrika's costs of providing customer service and technical support, less any portion of such costs allocated to other products manufactured by Metrika attributable to Metrika's excess capacity in its shipping, collections and customer services areas.

                  1.11 "Gross Sales" means gross receipts, royalties, fees and other valuable consideration of any kind received directly or indirectly by, or credited to the benefit of the seller and permitted Affiliates in connection with all Sales by Metrika of the NTx/Digital Response Device to end-users and third-party distributors. Without limiting the generality of the foregoing, Gross Sales include without limitation, interest, late charges, time-price differentials and other receipts or credits of a similar nature.

                  1.12 "Know-How" means any method, information, procedure, process, composition of matter, biological material, or other subject matter.

                           1.12.1   "Metrika  Know-How"  means  Know-How  that
has been developed or acquired by Metrika, prior to or during the term of this Agreement.

                           1.12.2   "Ostex  Know-How"  means Know-How that has
been developed or acquired by Ostex, prior to or during the term of this Agreement.

Note:  Confidential Treatment Requested.

                  1.13 "Metrika Intellectual Property Rights" means all Metrika Patent Rights, Metrika Know-How, trade secrets, Confidential Information, statutory and common law trademark rights, and other intellectual property rights owned, licensed or controlled by Metrika individually or in conjunction with others and related to the Digital Response Technology.

                  1.14 "Metrika Patent Rights" means all rights of Metrika in and to any and all subject matter claimed in or disclosed by U.S. or foreign patents and patent applications relating to the Metrika Digital Response Technology, including but not limited to U.S. Patent Application No. 5,580,794 issued December 3, 1996 and foreign applications related thereto, and XXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXalong with any and all other patent rights applicable, and related to, derived from, or claiming priority from any such patents or applications, as well as any divisions, continuations, continuations-in-part or reissues arising therefrom or issuing thereon.

                  1.15 "NTx Assay Technology" means an immunoassay for bone collagen metabolites comprising an NTx Epitope, and any successor immunoassay utilizing Bone Resorption Technology, together with associated controls and other related products to which Ostex has rights as of the Effective Date or during the term of this Agreement.

                  1.16 "Net Sales" means Gross Sales, less normal and customary rebates, trade, quantity, and cash discounts allowed and actually taken, allowances for credits granted or returns, commissions paid or allowed to third-party distributors or sales representatives, and reasonable allowances for uncollectable amounts.

                  1.17 "NTx/Digital Response Device" shall mean that certain diagnostic device providing a quantitative readout (but shall not include any similar device merely providing a qualitative result) developed pursuant to this Agreement combining the NTx Epitope and Metrika's Digital Response Technology, as defined in the 510(K)(s) filed with the U.S. FDA by the parties in accordance with SECTION 5.1 below; upon clearance by the U.S. FDA of the 510(K)(s), the "NTx/Digital Response Device" shall mean that certain device combining the NTx Epitope and Metrika's Digital Response Technology specified in such clearance.

                  1.18 "NTx Epitope" means a conformational structure included within the natural crosslinked telopeptides from type I collagen, to which the monoclonal antibody (mAb) produced from the hybridoma 1H11 and/or an appropriate alternative antibody binds specifically by immunoaffinity, or similar NTx epitopes resulting from bone resorption which may be developed or marketed by Ostex in any form during the term of this Agreement.

                  1.19 "Ostex Intellectual Property Rights" means all Ostex Patent Rights, Ostex Know-How, trade secrets, Confidential Information, statutory and common-law trademark rights, and other intellectual property rights owned, licensed or controlled by Ostex individually or in conjunction with others and related to the Bone Resorption Technology, NTx Assay Technology or Critical Reagents.

                  1.20 "Ostex Patent Rights" means all rights of Ostex, as licensee under the WRF/Ostex Exclusive License Agreement, in and to any and all NTx subject matter claimed in or disclosed by U.S. patents and patent applications referred to in the WRF/Ostex Exclusive License Agreement, including without limitation U.S. Patent Application Serial No. 118,234 filed November 6, 1987, and any divisions, continuations, continuations-in-part or reissues arising therefrom or issuing thereon, including Australian Patent No. 645,049, Australian Patent No. 665,953, European Patent No. 394,296, European Patent No. 502,928, Irish Patent No. 65,280, Spanish Patent No. 2,014,540, U.S. Patent No. 4,973,666, U.S. Patent No. 5,300,434, U.S. Patent No. 5,320,970, U.S. Patent No.
5,472,884, U.S. Patent No. 5,473,052, U.S. Patent No. 5,576,189, U.S. Patent No.
5,607,862, along with any and all other patent rights applicable, owned by WRF and licensed to Ostex, and related to, derived from, or claiming priority from any such U.S. patent applications, including without limitation International Application No. PCT/US88/03722, International Application No. PCT/US90/7015, International Application No. PCT/US92/04104, International Patent Application No. PCT/US96/07132, or any other patent rights owned or controlled by Ostex and related to the NTx Assay Technology or Critical Reagents.

                  1.21 "Royalties" shall mean amounts required to be paid by Ostex to the WRF pursuant to the WRF/Ostex Exclusive License Agreement in connection with Sales of the NTx/Digital Response Device.

                  1.22 "Sale" means any and all transactions whereby Metrika sells, leases, rents, or otherwise transfers or disposes of to (i) any end-user, including without limitation any physician's office or clinical laboratory purchaser, or (ii) any third-party distributor, any right of ownership, or any other right to possession.

                  1.23 "Territory" means all of the countries of the world except Japan.

                  1.24 "Valid Claim" means a claim in any unexpired Ostex Patent Right which has not been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction.

         2.       LICENSE GRANTS.

                  2.1 NTX/DIGITAL RESPONSE DEVICE. Ostex hereby grants to Metrika and to Metrika's permitted assigns for the term of this Agreement, and Metrika hereby accepts, a nonexclusive, worldwide, nontransferable (except as provided in SECTION 16 below), license in and under the Ostex Intellectual Property Rights, to develop, manufacture and have manufactured, use, and to market, promote, offer to sell, sell, import, export, distribute and have marketed, promoted, sold and distributed throughout the Territory the NTx/Digital Response Device within the Field of Use.

                  2.2      METRIKA OPTION TO MANUFACTURE.

                           2.2.1    CRITICAL  REAGENTS FOR  NTX/DIGITAL
                                    RESPONSE  DEVICE(S).  Ostex hereby  grants
Metrika an option, exercisable by Metrika pursuant to the terms of SECTION 6.3.3 below, to a temporary, non-exclusive, nontransferable (except as provided in SECTION 16 below), royalty-bearing license under the Ostex Patent Rights and Ostex Know-How to manufacture or have manufactured, and use, Critical Reagents at a manufacturing facility in the United States (or such other country as the parties may agree), for the sole purpose of manufacturing NTx/Digital Response Devices for sale and other exploitation within the Field of Use pursuant to the terms of this Agreement.

                           2.2.2    Any  license  granted  pursuant  to the
option of this SECTION 2.2 shall be revocable by Ostex upon ninety (90) days prior notice accompanied by demonstration by Ostex that it has recovered the manufacturing capacity to resume supply of Metrika's anticipated needs as forecasted pursuant to SECTION 6.3.1 hereof (provided, however, that such license may be revoked no sooner than six (6) months following Metrika's exercise of the option, and upon reasonable agreement as to appropriate phase-out of Metrika production and phase-in of Ostex production, whereupon Metrika will again have available to it, in the event of subsequent default by Ostex as described in SECTION 6.3.3, a license option under this SECTION 2.2. Any Metrika start-up and termination costs associated with the phase-in or phase-out of production pursuant to this Section shall be attributable to development costs and shall be shared equally by the parties.

                           2.2.3    Ostex  agrees  to  maintain  in effect  at
all times during the term of this Agreement an American Tissue Type Culture Collection (ATTCC) deposit for any and all cell lines necessary or useful to manufacture the Critical Reagents. In addition, upon request by Metrika, Ostex will provide all other information, cooperation and technical assistance necessary or useful for Metrika to exercise its rights pursuant to the license granted herein.

                  2.3 EXPRESS RESERVATION OF RIGHTS. The scope of license granted by Ostex to Metrika hereunder is limited by the scope of the express grants set forth in this SECTION 2. Without limiting the generality of the foregoing:

                           2.3.1    RIGHTS  SPECIFICALLY  EXCLUDED  FROM SCOPE
OF GRANT TO METRIKA. Ostex retains all rights in the Bone Resorption Technology and Ostex Intellectual Property Rights, including without limitation all rights with respect to all products, applications, fields of use, markets and uses, that are not expressly included within the scope of the grant of rights to Metrika as set forth in this Agreement. This Agreement shall not under any circumstances be construed or interpreted to provide for the grant, license, or any other transfer to Metrika of any rights in the Bone Resorption Technology, other than the right to use Critical Reagents and otherwise exploit the Bone Resorption Technology within the scope of the license as granted in this SECTION 2.

                           2.3.2    METRIKA.  Metrika  shall  retain  its
ownership and control of all Metrika Intellectual Property Rights and other proprietary rights and interests in and relating to the Digital Response Technology.

                           2.3.3    ACTIONS  REQUIRING  OSTEX'S PRIOR WRITTEN
CONSENT. Metrika shall not, without Ostex's prior written consent, which consent may be withheld at Ostex's sole discretion, manufacture or use any Critical Reagent other than as provided for within the scope of the license grants as set forth in this SECTION 2 to the extent such Critical Reagents are proprietary to Ostex.

                           2.3.4    COMPULSORY  LICENSES.  Ostex and  Metrika
acknowledge that the Ostex Patent Rights are subject to the rights and limitations of United States Code, Title 35, Chapter 18, and administrative regulations thereunder, and equivalents thereof in other jurisdictions, and that the grants of licenses under SECTION 2 above are subject to such rights and limitations. In the event that Ostex receives notice that any governmental agency in any country or territory having valid authority and jurisdiction has granted, or intends to grant or to cause to be granted, a compulsory license with respect to all or any portion of the Ostex Patent Rights, Ostex shall so notify Metrika and shall grant that third party a license to exercise the Ostex Patent Rights to the extent required by the governmental agency. The grant of such license to a third party or the taking of rights by or on behalf of any government shall under no circumstances be considered a breach of this Agreement by Ostex, provided that Metrika shall be deemed to have received an equivalent license under the same terms and conditions.

                  2.4 OSTEX RIGHT TO CO-MARKET NTX/DIGITAL RESPONSE DEVICE. Metrika hereby grants to Ostex and its Affiliates and permitted assigns, for the term of this Agreement, and Ostex hereby accepts, a nonexclusive, nontransferable right in and under Metrika Intellectual Property Rights, to market, promote, and have marketed and promoted, but not to make, have made, or sell, under trademarks as set forth in SECTION 15 below throughout the Territory, the NTx/Digital Response Device in accordance with the marketing plan established under SECTION 6.2 below under the terms set forth herein. All Sales will be made by Metrika, and all revenues shall be booked by Metrika.

         3.       SUPPLY OF CRITICAL REAGENTS.

                  3.1. CRITICAL REAGENTS FOR DEVELOPMENT OF NTX/DIGITAL RESPONSE DEVICE(S). Ostex shall supply to Metrika, without charge, such reasonable quantities of Critical Reagents as shall be necessary or useful for the purpose of developing the NTx/Digital Response Device(s) pursuant to the terms and conditions of this Agreement, together with such reasonable consulting advice as Metrika may request.

                  3.2 CRITICAL REAGENTS FOR MANUFACTURING NTX/DIGITAL RESPONSE DEVICE(S). Ostex shall sell to Metrika (or such manufacturer(s) as Metrika shall designate), and Metrika (or said manufacturer(s)) shall purchase from Ostex, Critical Reagents for the purpose of manufacturing NTx/Digital Response Device(s) pursuant to the terms and conditions of this Agreement.

Note: Confidential Treatment Requested.

                           3.2.1    Metrika  or its  designated  manufacturer(s)
shall pay Ostex a non-royalty transfer price for Critical Reagents sold pursuant to this SECTION 3.2 equal to XXXXXX.

                           3.2.2    Payment for each shipment of Critical
Reagents shall be made by Metrika or its designated manufacturer(s) within 30 days of the date of invoice, it being agreed that such invoice shall not be dated prior to shipment of the Critical Reagents to which such invoice relates. In the event that Metrika or its designated manufacturer(s) fails to comply with the payment terms of this SECTION 3, Ostex shall have the right, in addition to all other rights available under this Agreement, to suspend further shipment of Critical Reagents until such breach is cured.

                  3.3 THIRD-PARTY MANUFACTURING ON BEHALF OF OSTEX. In the event that Ostex contracts with a third party to manufacture Critical Reagents to be supplied under this Agreement, Ostex shall ensure and provide evidence to Metrika demonstrating that such third-party manufacturer complies with good manufacturing practices (GMP) and all applicable governmental regulations relating thereto and is either in compliance with or working toward compliance with the quality standards established by the International Standards Organization, Rules 9000 et seq. and amendments or successors thereto ("ISO 9000").

                  3.4 PRODUCT WARRANTY; QUALITY CONTROL. Ostex warrants to Metrika and its designated manufacturer(s) that all Critical Reagents sold by Ostex or its contract manufacturer hereunder shall (i) comply with the specifications set out in ATTACHMENT 3.4 hereof when used in accordance with Ostex instructions for use as set forth in such attachment or of a similar nature thereto, and amendments thereto as mutually agreed upon by the parties,
(ii) be free from defects in material and workmanship, and (iii) comply with all applicable laws, rules and regulations related to the manufacture and distribution of such product (to the extent applicable to a manufacturer). Without limiting the generality of the foregoing, Ostex warrants that all Critical Reagents manufactured and supplied for the United States market under this Agreement shall be manufactured, tested, documented, packaged, and transported in compliance with GMP requirements of the FDA including, without limitation, 21 CFR Part 820 and any amendments or successors thereto; and that all Critical Reagents manufactured and supplied under this Agreement, regardless of intended market, shall be manufactured, tested, documented, packaged and transported in compliance with Metrika's reasonable quality assurance requirements. Metrika shall have the right to audit and inspect Ostex facilities, books, and records to confirm such compliance. Ostex further represents that it is working toward compliance with the quality standards established by ISO 9000 and warrants that it will comply with such standards when legally required to do so. In the event that Metrika or its designated manufacturer(s) demonstrates within one year of receipt that any Critical Reagent supplied pursuant to this Agreement fails to meet these specifications and warranties, Ostex shall, as Metrika's sole remedy for such failure, immediately replace said product (demonstrated by Metrika or its designated manufacturer(s) as non-conforming, in accordance with reasonable procedures, with product which conforms to the above specifications and warranties. These warranties shall not apply to any item that is subjected to abuse, stress, or misuse; or used in any manner inconsistent with applicable Ostex instructions.

                  3.5 DELIVERY. All Critical Reagents purchased under this Agreement shall be shipped F.O.B. Origin.

                  3.6 INVENTORY. At all times during the distribution term of this Agreement, Ostex shall supply and keep sufficient inventory of Critical Reagents to carry out reasonable demand or orders for the NTx/Digital Response Device(s) without undue delay.

                  3.7 FACILITIES STANDARDS. At all times during the term of this Agreement, Ostex and its designated manufacturer(s) shall provide or cause to be provided such warehousing and transport facilities as are both commercially reasonable and adequate under the applicable regulations, product requirements, and industry standards of all relevant jurisdictions under this Agreement.

         4. PRODUCT MANAGEMENT COMMITTEE. Within thirty (30) day of the Effective Date, the parties shall form a Product Management Committee consisting of two (2) named representatives each from Metrika and Ostex, which committee shall have the responsibility to oversee and coordinate development, marketing, promotion, sales, and distribution efforts and other activities required or permitted by this Agreement respecting the NTx/Digital Response Device. The committee shall meet at least once per quarter, at locations and at times to be agreed, and shall undertake the responsibilities set out in this Agreement, as well as the obligation to regularly review development status, marketing and sales forecasts, actual sales performance, competitive activities, and promotional plans, and to establish the price and terms on which the NTx/Digital Response Device will be sold. The committee shall attempt to operate by consensus, and shall take no action without approval of a majority of voting members. The committee may delegate certain of its functions to subcommittees or individual members. Each party shall cause its members to work diligently to promote the commercial success of the NTx/Digital Response Device. Either party may change its representatives assigned to said committee by fifteen (15) days advance written notice provided pursuant to SECTION 21 of this Agreement.

         5. ROLE OF THE PARTIES IN THE DEVELOPMENT AND REGULATORY APPROVAL OF THE NTX/DIGITAL RESPONSE DEVICE.

                  5.1 GOALS. The parties have established the development goals set out herein, which goals are anticipated to be accomplished within the general time periods established by the parties, as said development goals may be specified in more detail or amended from time to time, provided that Metrika shall use its commercially reasonable efforts to complete development of the NTx/Digital Response Device and both parties will use their commercially reasonable efforts to obtain regulatory approval (a) for the United States in accordance with a timeline agreed upon in writing by the parties prior to the execution of this Agreement, and (b) for other countries in accordance with timelines to be established by the Product Management Committee.

                  5.2 CONSULTATION AND AVAILABILITY OF OSTEX KNOW-HOW. Each party shall perform the activities assigned to it, and shall make available key employees to provide consultation, advice, assistance, and scientific direction in furtherance of the objectives of this

Note: Confidential Treatment Requested.

Agreement. Without limiting the generality of the foregoing, Ostex shall make available to Metrika personnel trained in and knowledgeable of the Bone Resorption Technology and performance characteristics of the NTx Assay Technology. Except as otherwise specifically provided in this Agreement, each party shall bear its own costs and expenses associated with all facilities, materials, and employee time devoted to this effort. Neither party shall be obligated to disclose their Confidential Information to the other, except to the extent necessary for the performance of each party's obligations under this Agreement.

                  5.3 DEVELOPMENT OF BUDGET; RESPONSIBILITY FOR CLINICAL TRIALS AND APPROVALS. The parties shall agree in writing, prior to the execution of this Agreement, to a budget (the "Budget") for the costs to be incurred subsequent to the date hereof in connection with the development and commercialization of the NTx/Digital Response Device. The Budget shall be subject to revision from time to time by the Product Management Committee. The parties shall also agree in writing, prior to the execution of this Agreement, to an allocation of responsibility (the "Allocation") between the parties for the conduct of clinical trials and obtaining of regulatory approvals. The Allocation shall provide that each party shall bear its own costs and expenses associated with its responsibilities under the Allocation, and such costs and expenses shall not be part of the Budget for purposes of SECTIONS 5.4 and 5.5.2 below.

                  5.4 METRIKA ROLE. Metrika shall continue to develop the NTx/Digital Response Device and shall perform the tasks allocated to it by the Allocation with respect to the conduct of clinical trials and the obtaining of regulatory approvals for the NTx/Digital Response Device. Metrika shall fund such activities pursuant to the Budget and this Allocation. Notwithstanding the foregoing, Metrika will not be obligated to perform its obligations pursuant to this SECTION 5 to the extent that such obligations would require Metrika to incur expenses in excess of the Budget and the Allocation.

                  5.5.     OSTEX ROLE.

                           5.5.1    GENERALLY.  Pursuant to  SECTIONS  2.1 and
3.1 of this Agreement, Ostex shall (a) provide the license and Critical Reagents specified therein; (b) cooperate with Metrika to develop the NTx/Digital Response Device and (c) perform the tasks allocated to it by the Allocation with respect to the conduct of clinical trials and the obtaining of regulatory approvals for the NTx/Digital Response Device.

                           5.5.2    OSTEX FUNDING.  In  recognition of
development costs incurred by Metrika prior to the Effective Date, Ostex shall enter into a Stock Purchase Agreement of even date herewith. In addition, Ostex shall reimburse Metrika for amounts expended by Metrika in connection with the development of the NTx/Digital Response Device (not including Metrika's costs and expenses associated with the conduct of clinical trials and obtaining of regulatory approvals) up to a maximum payment to Metrika of an amount equal to XXXXXXXXX, which reimbursement shall be made XXXXX each month, commencing May 31, 1997 and on the last day of each month thereafter.

                           5.5.3    BUDGET  OVERRUNS.  If at any time, it
appears that the cost of the development effort for the NTx/Digital Response Device will exceed the Budget, the parties will meet and use their best efforts to negotiate, in good faith, an appropriate agreement to allocate any such excess. Failing agreement, either party may terminate this Agreement without penalty upon thirty (30) days advance written notice to either party, subject to provisions relating to the licensing of the terminating party's technology to the other party set forth in SECTION 11 below.

                           5.5.4    ACCESS TO CLINICAL  DATA.  Ostex shall
provide Metrika with full access to all clinical trial data and regulatory submissions, and make available all urine samples, collected by Ostex that pertain to the NTx Assay Technology and to the activities of Metrika under this Agreement, except where disclosure of such information is prohibited by any contract by which Ostex is bound. It is acknowledged that such information will be subject to the confidentiality provisions set out in this Agreement, to the extent applicable, as well as confidentiality provisions necessary to protect patient privacy; provided, however, that such information may, as necessary and appropriate, be transmitted to proper regulatory authorities in connection with the seeking of regulatory product approvals, and may be used in connection with each party's marketing activities for the NTx/Digital Response Device, subject, in the case of all such clinical data not developed pursuant to this Agreement, to the direction and consent of Ostex.

                           5.5.5.   TECHNICAL  SUPPORT.   Ostex  shall  assist
Metrika, at either's reasonable request, in the technical training of a mutually determined number of Metrika's employees, such training to include provision of information as to the nature, use and proper care of Critical Reagents. Any such training shall be provided at Ostex's principal place of business, and Metrika shall be solely responsible for all costs of transportation, lodging, and other expenses of trainees incidental to such training. During the term hereof, Ostex shall use its commercially reasonable efforts to respond to technical questions or problems which may arise from time to time in connection with the Critical Reagents, WRF Bone Resorption Technology and Ostex Intellectual Property.

         6. ROLE OF THE PARTIES IN MANUFACTURE AND COMMERCIALIZATION OF THE NTX/DIGITAL RESPONSE DEVICE.

                  6.1 MANUFACTURING. Metrika shall, on or before the date of FDA approval, have developed the capacity to manufacture or have manufactured reasonable commercial quantities of the NTx/Digital Response Devices. Metrika may have third parties manufacture and package the NTx/Digital Response Devices provided that such third parties have agreed in writing to be bound by confidentiality provisions substantially similar to those contained in this Agreement, and further provided that Metrika shall first furnish Ostex with evidence demonstrating any such third party's capability to manufacture such NTx/Digital Response Devices pursuant to GMP and all applicable regulatory requirements.

Note: Confidential Treatment Requested.

                  6.2 COMMERCIALIZATION. Six months prior to the anticipated First Commercial Sale of NTx/Digital Response Devices under this Agreement, but in no event longer than 12 months from the Effective Date of this Agreement, Metrika and Ostex, acting through the Product Management Committee, shall agree on a marketing plan for said NTx/Digital Response Devices for the following twelve months (a "Marketing Year"). The parties anticipate that such marketing plan will cover marketing activities and will require each party to spend, individually, XXXXXXX of anticipated total Gross Sales of NTx/Digital Response Devices for such first year (as this number is determined by the Product Management Committee, and subject to change from time to time in the discretion of the Product Management Committee) on marketing activities therefor. The Product Management Committee shall agree on a new marketing plan for each subsequent Marketing Year during the term of this Agreement; provided that such marketing plan shall require each party to spend, individually, at least the XXXXXXX of Gross Profit from Sales of NTx/Digital Response Devices during the immediately preceding Marketing Year, provided further that if the Product Management Committee is not able to agree on a marketing plan for any such subsequent Marketing Year, the marketing plan (including budgetary allocations) for the immediately preceding Marketing Year shall be repeated with expenditures equivalent to the dollar expenditures of such preceding Marketing Year. If either party does not spend the amount so designated pursuant to the marketing plan for any Marketing Year of this Agreement, the other party shall, in addition to any other remedy available to it at law, in equity, or under this Agreement, have the right to add or subtract, as the case may be, such amount not spent from the amounts due to a party under SECTION 7.5 below. The Product Management Committee will also establish for each Marketing Year of the term a designated quantity of NTx/Digital Response Devices to be distributed as "promotional samples" without customer charge, and without royalty to either party (but to be included in COGS). For the first Marketing Year, the parties expect to designate not less than 30% of the anticipated production of NTx/Digital Response Devices as such "promotional samples" provided that this percentage may be revised by the Product Management Committee in light of market conditions and strategy, allocated fifty percent (50%) to each party or as otherwise agreed.

                  6.3 SUPPLY OF CRITICAL REAGENTS. Ostex shall, on or before the date of FDA approval of the NTx/Digital Response Device, have developed the capacity to manufacture or have manufactured reasonable quantities of, and Ostex shall use its best commercial efforts to supply the need of Metrika and its designated manufacturer(s) for, Critical Reagents as necessary to meet the demand for NTx/Digital Response Devices, in accordance with purchase orders received by Ostex from Metrika and its designated manufacturer(s), and in SECTIONS 6.3.1 AND 6.3.2 below.

                           6.3.1    FORECAST OF DEMAND.  Within sixty days of
the  start  of  each   calendar   quarter,   Metrika   or  its   designated
manufacturer(s) shall deliver to Ostex a "rolling" forecast of quantities of Critical Reagents to be purchased by Metrika and its designated manufacturer(s) and supplied by Ostex during each month of the following quarter, and each of the subsequent three quarters (the "Rolling Forecast"). Each Rolling Forecast shall be considered a purchase order with respect to the forecasted demand for Critical Reagents over the first three months thereof. The forecasted demand for the first subsequent quarter shall be relied on by Ostex for purposes of its manufacturing and supply obligations hereunder, but Metrika and its designated manufacturer(s) may vary from its initial forecast for such quarter by no more than twenty-five percent (25%). The forecasted demand for the final two quarters of each Rolling Forecast shall be used by Ostex for planning purposes, but Metrika and its designated manufacturer(s) shall not be bound by its initial forecast(s), nor shall Metrika or its designated manufacturer(s) be liable to Ostex with respect to any changes thereto.

                           6.3.2  ALLOCATION  OF  PRODUCTION.  In the event that
Ostex does not meet the demand for Critical  Reagents  ordered  pursuant to
SECTION 6.3.1,  Ostex shall  allocate  overall  production of Critical  Reagents
(whether manufactured or purchased, and whether for Ostex's internal manufacturing or for Sale) such that Metrika and its designated manufacturer(s) receives the same proportion of the amount of the Critical Reagents it has ordered (pursuant to SECTION 6.3.1 hereto) as Ostex allocates to its own manufacture of products utilizing the NTx Assay Technology, or to its otherwise most favored non-end-user customer, whichever proportion is greater (measured as a proportion of total units of production), provided that Ostex shall not be required to sell to Metrika and its designated manufacturer(s) any more than thirty percent (30%) of its total production of any Critical Reagent during any quarter.

                           6.3.3    EXERCISE  OF  MANUFACTURING  OPTION.  In the
event that Ostex does not for any reason, for a period of thirty (30) days, meet (through internal or third-party manufacture), Metrika's demand for Critical Reagents which comply with SECTION 3.4 hereof, ordered pursuant to
SECTION 6.3.1 hereof, Metrika shall be entitled, upon fifteen (15) days written notice, to exercise the option to manufacture such Critical Reagents described in SECTION 2.2 hereof. Any Metrika exercise of said option shall not relieve Ostex of its obligations pursuant to this SECTION 6.3, but shall relieve Metrika of Metrika's obligation to purchase Critical Reagents from Ostex during the period Metrika manufactures Critical Reagents pursuant to the option.

                  6.4 PUBLICATIONS. Each party shall, throughout the term of this Agreement, use its continuing commercially reasonable efforts to develop documentation and publish scientific articles directly or indirectly supporting the clinical utility of the NTx/Digital Response Device. Such publications will be submitted to the other party for review and approval prior to publication, and shall be subject to the requirements of SECTION 15.2 hereof regarding the use of trademarks.

                  6.5 COMMERCIALIZATION AND SALES IN JAPAN. Ostex shall use commercially reasonable efforts to negotiate with its strategic partner in Japan, Mochida Pharmaceutical Co., Ltd. ("Mochida"), to arrange for the marketing and sale of the NTx/Digital Response Device in Japan on terms acceptable to Mochida and the parties hereto. In the event that such an arrangement is successful, the parties shall amend this Agreement to add Japan to the Territory.

         7.       ROLE OF THE PARTIES IN THE SALES OF THE NTX/DIGITAL RESPONSE
                  DEVICE.

                  7.1 The parties' general agreement is that Metrika and Ostex shall co-promote the NTx/Digital Response Device. Ostex shall act as a, and Metrika hereby appoints Ostex as its, non-exclusive sales representative for the purpose of promoting and soliciting orders for the NTx/Digital Response Device throughout the Territory at such prices and on such terms as are established by the Product Management Committee. The parties shall share the profits associated with Sales of the NTx/Digital Response Device in accordance with the terms of this Agreement.

                  7.2      OBLIGATIONS OF OSTEX.

                           7.2.1 PROMOTION OF SALES. Ostex shall use commercially reasonable efforts to promote Sales of and to secure and present to Metrika orders for the NTx/Digital Response Device in the Territory, in accordance with the directions of the Product Management Committee. Ostex shall inform and assign all of its sales people in the Territory to represent the NTx/Digital Response Device, shall provide appropriate training in conjunction with Metrika, shall use its usual marketing efforts to promote the NTx/Digital Response Device, may use third-party distributors, approved by the Product Management Committee, to market the Device, and will inform and involve Metrika's sales force as reasonably necessary and appropriate to obtain such orders.

                           7.2.2    PERFORMANCE  GOALS.  Ostex shall meet the
performance  goals established by the Product Management Committee.

                           7.2.3 BUSINESS REPORT. Ostex shall provide to the Product Management Committee on or before the fifteenth calendar day of each calendar quarter, a written Business Report containing (i) a summary of marketing and promotional activities related to the NTx/Digital Response Device undertaken during the prior quarter (ii) an order forecast as described in
SECTION 7.4; and (iii) an identification of any actions required to obtain such orders. The Product Management Committee will agree on a format and reporting form for said information and forward such to Ostex at least 30 days prior to the first reporting date.

                           7.2.4 REPRESENTATIONS TO CUSTOMERS. Ostex shall not incur any liability on behalf of Metrika, nor in any way pledge or purport to pledge Metrika's credit; nor describe or hold itself out as an employee of Metrika, nor describe itself other than as a representative for Metrika for the performance of functions specified in, and pursuant to, this Agreement; nor make any claims, warranties or representations with respect to the NTx/Digital Response Device except as previously approved in writing by the Product Management Committee.

                  7.3      OBLIGATIONS OF METRIKA.

                           7.3.1    ACTUAL SALES.  Metrika shall use
     commercially reasonable efforts to accomplish in accordance with the directions of the Product Management Committee, the actual Sales of the NTx/Digital Response Device, as well as all support, and other services provided to customers. Metrika shall assign all of its sales people in the Territory to represent the NTx/Digital Response Device, shall provide appropriate training in conjunction with Ostex, shall use its usual marketing efforts to promote the NTx/Digital Response Device, may use third-party distributors, approved by the Product Management Committee, to market the Device, and will inform and involve Ostex's sales force as reasonably necessary and appropriate to accomplish Sales of the Device. Metrika reserves the right, in the exercise of its reasonable discretion at any time and from time to time, to decline the acceptance of any order transmitted to it by Ostex or through Ostex's efforts. All credit appraisal of potential customers, approval of credit extended to such customers and collections pursuant to such credit extensions shall be the sole responsibility of Metrika. In no event shall Ostex accept any order or otherwise attempt to bind Metrika for the sale of any NTx/Digital Response Device(s) unless specifically asked by Metrika, in writing, to do so. All remittances by the customer shall be made directly to the order of Metrika and transmitted by the customer directly to Metrika. With respect to international shipments of the NTx/Digital Response Device, Metrika (or its permitted assigns, contractors or distributors) shall be responsible for clearing all such goods through customs and payment of all taxes and/or duties imposed by any governmental authority in connection therewith.

                           7.3.2 PERFORMANCE GOALS. Metrika shall meet the performance goals established by the Product Management Committee.

                           7.3.3 BUSINESS REPORT. Metrika shall provide to the Product Management Committee on or before the fifteenth calendar day of each calendar quarter, a written Business Report containing (i) a summary of marketing and promotional activities related to the undertaken during the prior quarter (ii) an order forecast as described in SECTION 7.4; and (iii) an identification of any actions required to obtain such order.

                           7.3.4 THIRD-PARTY MANUFACTURING ON BEHALF OF METRIKA. In the event that Metrika licenses a third party to manufacture
NTx/Digital Response Devices to be supplied to Ostex under this Agreement, Metrika shall ensure and provide evidence to Ostex demonstrating that such third-party manufacturer complies with good manufacturing practices (GMP) and all applicable governmental regulations relating thereto and is either in compliance with or working toward compliance with the quality standards established by the International Standards Organization, Rules 9000 et seq. and amendments or successors thereto ("ISO 9000").

                           7.3.5    PRODUCT  WARRANTY;   QUALITY  CONTROL.
     Metrika warrants to Ostex that all NTx/Digital Response Devices sold by Metrika hereunder shall (i) comply with the product specifications attached hereto as ATTACHMENT 7.3.2 when used in accordance with applicable Metrika instructions, as modified by mutual agreement of the parties, (ii) be free from defects in material and workmanship, and (iii) comply with all applicable laws, rules and regulations related to the manufacture and distribution of such product (to the extent applicable to a manufacturer). Without limiting the generality of the foregoing, Metrika warrants that all NTx/Digital Response Devices manufactured and supplied for the United States market under this Agreement shall be manufactured, tested, documented, packaged, and transported in compliance with GMP requirements of the FDA including, without limitation, 21 CFR Part 820 and any amendments or successors thereto; and that all NTx/Digital Response Devices manufactured and supplied under this Agreement, regardless of intended market, shall be manufactured, tested, documented, packaged and transported in compliance with appropriate quality assurance requirements agreed to by the parties. Ostex shall have the right to audit and inspect Metrika facilities, books, and records, during normal business hours and upon reasonable notice to Metrika, but only to the extent reasonably necessary to confirm such compliance, and only in good faith. Metrika further represents that is working toward compliance with the quality standards established by ISO 9000 and warrants that it will comply with such standards when legally required to do so. The Product Management Committee shall consider and determine the terms of any warranties to be extended to end-users of the NTx/Digital Response Device.

Note: Confidential Treatment Requested.

                           7.3.6    CUSTOMS  AND  TAXES.  With  respect  to
     international shipments of any goods purchased, sold, distributed, or otherwise transferred hereunder, including the Critical Reagents, Metrika shall be responsible for clearing all such goods through customs and shall pay any and all taxes and/or duties imposed by any governmental authority in connection therewith.

                           7.3.7 DELIVERY. All NTx/Digital Response Devices purchased by Ostex under this Agreement shall be shipped on such terms as are established by the Product Management Committee.

                           7.3.8    INVENTORY.  At all  times  during  the
     distribution  term  of  this  Agreement,   Metrika  shall  keep  sufficient
inventory of NTx/Digital Response Devices to carry out reasonable demand for orders therefor without undue delay.

                  7.4 FORECAST OF DEMAND. Within thirty days of the start of each calendar quarter, Ostex shall deliver to Metrika a "rolling" forecast of the quantities of NTx/Digital Response Devices for which Ostex expects to submit orders during each month of the following quarter, and each of the subsequent three quarters (the `Rolling Forecast"). The forecasted demand of each Rolling Forecast shall be used by Metrika for planning purposes, but Ostex shall not be bound by its initial forecast(s), nor shall Ostex be liable to Metrika with respect to any changes thereto.

                  7.5 COMMISSIONS ON SALES OF NTX/DIGITAL RESPONSE DEVICES. Metrika shall pay to Ostex an amount equal to XXXXXXX, or, in the event that the XXXXXXX, Ostex shall pay to Metrika an amount equal to XXXXXXX, on Metrika's disposition of all NTx/Digital Response Devices. Payments required to be made by this Section shall be made not later than forty-five (45) calendar days following the end of each calendar quarter in which the Sales occurred. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

                  7.6 REIMBURSEMENT OF ROYALTIES. Metrika shall include, with each commission payment under SECTION 7.5 above an additional separate payment equal to XXXXX of any Royalties which Ostex will be required to pay with respect to the revenues upon which such commission payment is based.

                  7.7 SERIOUS INJURY. Each party shall within twenty-four hours advise the other by telephone, (with follow-up hard copy, receipt confirmed) of any adverse effect or malfunction related to the NTx/Digital Response Devices or the Critical Reagents of which the notifying party gains knowledge during the term of this Agreement that may have caused or contributed to, or should it reoccur is likely to cause or contribute to, serious injury, illness, or death. The notifying party shall include in the notification the name, address, and telephone number of the person or entity purchasing the product in question, the name, address, and telephone of the patient (if different), and the lot or serial number of the NTx/Digital Response Device involved in the incident, as appropriate.

                  7.8 PRODUCT RECALL. If either party believes that a product recall is necessary or appropriate, it will promptly notify the other, and the parties will (unless such recall is required by law) discuss whether such recall is necessary or appropriate, and shall discuss the manner in which any agreed or required recall shall be conducted. If a recall is not required by law and the parties cannot agree whether the recall is necessary or appropriate, either party may elect to conduct the recall in question The parties shall cooperate with each other in conducting any such recall. All out of pocket costs of a required or agreed recall shall be shared equally by the parties, unless and to the extent that such recall is the result of a breach of warranty by one party, in which case such costs shall be borne by the breaching party. All costs of a recall to which the parties have not agreed shall be borne by the party that elects to conduct the recall, provided that if a court of competent jurisdiction determines that said recall was caused by (i) the fact that any Critical Reagents or the NTx Assay Technology were in violation of applicable law or the terms of this contract, Metrika may obtain reimbursement by Ostex of all reasonable out of pocket costs and expenses of such recall as well as any attorneys' fees related to such determination, or (ii) the fact that any NTx/Digital Response Device(s) were otherwise in violation of applicable law or the terms of this contract, Ostex may obtain reimbursement by Metrika of all reasonable out of pocket costs and expenses of such recall. Each party shall maintain complete and accurate records of all products sold by it for such periods as required by law. Nothing in this Section shall be construed to modify or limit any legal obligation of either party with respect to any recall.

                  7.9 CORRECTIVE ACTION. If any government agency with jurisdiction shall request or order any corrective action with respect to any Critical Reagent, or NTx/Digital Response Devices, including but not limited to any recall, customer notice, restriction, change, market action, or modification of the product in question, and the cause or basis for such corrective action is primarily attributable to a condition, fact, or action that constitutes a breach by a party of any of its warranties, representations or covenants contained herein, then such party shall be liable for and shall reimburse the other party for all costs incurred as a result of such action, including replacement cost of any product affected thereby.

         8. BOOKS AND RECORDS; AUDITS. Each party to this Agreement shall maintain accurate books and records with respect to all Critical Reagents and NTx/Digital Response Devices. Upon the request of the other party, each party will provide the requesting party or its independent public accountant with access, but no more than once per calendar year, during regular business hours and upon reasonable advance prior notice, to all accounting records necessary or appropriate to verify revenues and expenses. Any adjustment determined appropriate by such audit shall be due and payable within thirty (30) days following completion of such audit, together with interest calculated at a rate equal to the prime lending rate reported in the Wall Street Journal for the last day of the audited period plus two percent (+2%), or the maximum interest rate then permitted under applicable laws, whichever rate is lower. All fees for such audits shall be borne by the requesting party unless the audit shows an under reporting of amounts due pursuant to SECTION 7.5, or an over reporting of costs to be reimbursed pursuant to SECTION 5.5.2 or SECTION 7.6, of five percent (5%) or more, in which case the costs of said audit shall be borne by the party being audited.

         9. OWNERSHIP OF DISCOVERIES. It is the intent of the parties that the ownership of any and all Discoveries resulting from this Agreement, regardless of inventorship, shall: (a) vest solely in Ostex if such rights relate exclusively to the NTx Assay Technology; (b) vest solely in Metrika if such rights relate exclusively to the adaptation of the NTx Assay Technology for use with the Digital Response Device; and (c) in all other cases vest in the party or parties of the inventor.

         10. OBLIGATION NOT TO DISCLOSE CONFIDENTIAL INFORMATION. Recipient shall not at any time, and shall cause its permitted assigns and sublicensees to commit not to at any time for a period of seven (7) years following the termination of this Agreement, disclose or otherwise make known or available to any person, firm, corporation, or other entity other than Discloser any Confidential Information received from the Discloser without the express prior written consent of that Discloser. With respect to Confidential Information developed under this Agreement and which is not Confidential Information of one party only, neither party shall disclose or otherwise make such Confidential Information known or available to any person, firm, corporation, or other entity without the express prior written consent of the other party, not to be unreasonably withheld or delayed. Recipient shall utilize reasonable procedures to safeguard Confidential Information, including releasing Confidential Information only to those employees and legal representatives to whom disclosure is necessary or appropriate for the Recipient to undertake its responsibility pursuant to this Agreement. Notwithstanding the above, Recipient may disclose Confidential Information of Discloser to (i) its permitted assigns and contract manufacturers to the extent such disclosure is reasonably necessary for Recipient to perform its obligations under this Agreement, PROVIDED that such assigns and contract manufacturers have agreed in writing to be bound by confidentiality provisions substantially similar to those contained in this Agreement, and (ii) as required by law or to comply with applicable governmental regulations or court orders.

                  10.1 RECIPIENT'S OWN USE OF CONFIDENTIAL INFORMATION. Recipient shall not make any use, directly or indirectly, of any Confidential
Information of the other party except in the ordinary course of business pursuant to this Agreement or any other specific, written agreement entered into between Ostex and Metrika.

                  10.2 SPECIFIC PERFORMANCE. The parties acknowledge that: (a) the covenants set forth in this SECTION 10 are essential to the activities contemplated by this Agreement; (b) but for the agreement of each party to comply with such covenants, neither party would have entered into such activities; (c) each party has consulted with or has had the opportunity to consult with counsel and has been advised in all respects concerning the reasonableness of such covenants as to time and scope; (d) Discloser may have no adequate remedy at law if Recipient violates or fails to perform under this
SECTION 10; and (e) Discloser shall have the right, in addition to any other rights it may have, to seek from a court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Recipient's obligations under this SECTION 10 if Recipient fails to perform in accordance herewith.

Note: Confidential Treatment Requested.

         11.      TERM AND TERMINATION.

                  11.1 INITIAL LICENSE TERM, AUTOMATIC RENEWAL. This Agreement shall be in full force and effect as of the date first written above and, unless earlier terminated in accordance with this ARTICLE 11, shall remain in effect for XXXXX (the "Term"). Upon the expiration of the Term and each subsequent annual anniversary of such date, the Term of this Agreement shall (subject to
SECTION 11.6 below) be automatically continued for a period of one (1) additional year, unless either Metrika delivers to Ostex, or Ostex delivers to Metrika, at least ninety (90) days prior to such anniversary date, a written notice of its intent to disengage.

                  11.2 TERMINATION BY OSTEX. Ostex shall have the right to terminate this Agreement (a) upon six (6) months notice if Metrika fails to complete development of the NTx/Digital Response Device or to satisfy its obligations pursuant to the Allocation, within the timelines established by the parties, for any reason other than as a result of Ostex's actions or inaction;
(b) immediately upon notice if Metrika materially breaches or fails to perform in a timely manner any of its material duties or obligations hereunder, and such breach shall remain uncured, or the failure to perform shall continue, for at least sixty (60) days after Ostex has given notice of such breach or failure;
(c) after six (6) months prior written notice of Ostex's reasonable determination that the commercialization of the NTx/Digital Response Device is not commercially viable; (d) upon thirty (30) days notice in the event the parties cannot agree on responsibility for budget overruns, as provided under
SECTION 5.5.2 above, or (e) immediately upon notice on the conditions provided for by SECTION 14 below. In the event a notice of termination is delivered by Ostex pursuant to subsections (c) or (d) and, prior to the expiration of the applicable notice period Metrika notifies Ostex of its election to proceed with the commercialization of the NTx/Digital Response Device independently, then the Agreement shall remain in effect for a period of sixty (60) days, during which time the parties shall negotiate reasonable terms of a license of the NTx Assay Technology to allow for Metrika's continued commercialization of the Device. Without limiting the generality of the foregoing, a "material breach" or "failure to perform" shall include without limitation, any material failure to remit payments, or material failure to comply with any financial reporting requirement.

                  11.3 TERMINATION BY METRIKA. Metrika shall have the right to terminate this Agreement (a) upon six (6) months notice if Metrika fails to complete development of the NTx/Digital Response Device, or to satisfy its obligations pursuant to the Allocation, within the timeline established by the parties for any reason other than as a result of Metrika's material breach of its obligations under this Agreement; (b) immediately upon notice if Ostex has materially breached or failed to perform in a timely manner any of its material duties or obligations hereunder, and such breach shall remain uncured, or the failure to perform shall continue, for at least sixty (60) days after Metrika has given notice of such breach or failure to Ostex; (c) after six (6) months notice of Metrika's reasonable determination that the commercialization of the NTx/Digital Response Device is not commercially viable; (d) upon thirty (30) days notice in the event the parties cannot agree on responsibility for budget overruns, as provided under SECTION 5.5.2 above, or (e) immediately upon notice on the conditions provided for by SECTION 14 below. In the event a notice of termination is delivered by Metrika pursuant to subsections (c) or (d) and, prior to the expiration of the applicable notice period Ostex notifies Metrika of its election to proceed with the commercialization of the NTx/Digital Response Device independently, then the Agreement shall remain in effect for a period of sixty (60) days, during which time the parties shall negotiate reasonable terms of a license of the Digital Response Technology to allow for Ostex's continued commercialization of the Device. Without limiting the generality of the foregoing, a "material breach" or "failure to perform" shall include without limitation, any material failure to remit payments, or failure to comply with any financial reporting requirement, or material failure to maintain Ostex's rights pursuant to the WRF/Ostex Exclusive License Agreement.

                  11.4     TERMINATION FOR TECHNICAL DEFECT.

                           11.4.1 BY OSTEX. If within ninety (90) days of the Effective Date, Ostex determines that a material technical deficiency exists in the Digital Response Technology which is likely to prevent Metrika from completing development of an NTx/Digital Response Device which meets the Product Specifications described in ATTACHMENT 7.3.5 within the time period set out in SECTION 11.2(A) above, Ostex shall provide a notice thereof to Metrika which describes in detail said purported deficiency and the impact thereof on the specifications and/or time frame for development. Upon receipt of such notice, Metrika shall conduct a thorough review of the subject matter of said notice, provide to Ostex a detailed report of how Metrika plans to resolve the issues raised and to meet the relevant specifications and/or time frame, and meet with Ostex to review said report. If Metrika fails to provide said report within fifteen (15) business days following receipt of such notice, or Ostex does not approve such report, Ostex may within ten business days following the final due date of such report, terminate this Agreement upon ten (10) days written notice without liability of any sort, PROVIDED, that if Metrika elects within such ten (10) day notice period to proceed with the commercialization of the NTx/Digital Response Device independently, then the Agreement shall remain in effect for a period of sixty (60) days, during which time the parties shall negotiate reasonable terms of a license of the NTx Assay Technology to allow for Metrika's continued commercialization of the Device.

                           11.4.2 BY METRIKA. If within ninety (90) days of the Effective Date, Metrika determines that a material technical deficiency exists in the NTx Assay Technology or Critical Reagents which is likely to prevent Metrika from completing development of an NTx/Digital Response Device which meets the Product Specifications described in ATTACHMENT 7.3.5 within the time period set out in SECTION 11.2(A) above, Metrika shall provide a notice thereof to Ostex which describes in detail said purported deficiency and the impact thereof on the specifications and/or time frame for development. Upon receipt of such notice, Ostex shall conduct a thorough review of the subject matter of said notice, provide to Metrika a detailed report of how Ostex plans to resolve the issues raised and to meet the relevant specifications and/or time frame, and meet with Metrika to review said report. If Ostex fails to provide said report within fifteen (15) business days following receipt of such notice, or if Metrika does not approve such report, Metrika may within ten business days following the final due date of such report, terminate this Agreement upon ten (20) days written notice without liability of any sort, PROVIDED, that if Ostex elects within such ten (10) day notice period to proceed with the commercialization of the NTx/Digital Response Device independently, then the Agreement shall remain in effect for a period of sixty (60) days, during which time the parties shall negotiate the terms of a license of the Digital Response Technology to allow for Ostex's continued commercialization of the Device.

                  11.5     BANKRUPTCY OF A PARTY.

                           11.5.1 OSTEX BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Ostex to Metrika are, and shall otherwise be deemed to be, for purpose of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that Metrika, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

                           11.5.2 METRIKA BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Metrika to Ostex are, and shall otherwise be deemed to be, for purpose of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that Ostex, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

                  11.6 MAXIMUM TERM. Notwithstanding any provision of this Agreement to the contrary, the license granted with respect to the Ostex Patent Rights under SECTION 2 above shall terminate upon expiration of the last remaining Ostex Patent Right covering the NTx/Digital Response Device. Upon such expiration, Metrika shall be deemed to have a perpetual, royalty free license to manufacture, make, have manufactured or made, use, market, sell, and distribute NTx/Digital Response Devices within the Territory for any application.

                  11.7     RIGHTS AND DUTIES UPON TERMINATION.

                           11.7.1 PAYMENTS. Upon termination of this Agreement, each party shall pay to the other all payments that are due and have accrued and are outstanding as of the date of termination.

                           11.7.2 RETURN OF MATERIALS. Except to the extent such information is retained by a party pursuant to a license under SECTION
11.2, 11.3 or 11.4 above, within thirty (30) days following termination of this Agreement, each party having possession of or control over any Confidential Information of the other party shall return to such other party all written and otherwise recorded or stored matter containing such Confidential Information, including all original matter and all copies thereof; provided, however, that each party's legal department or outside counsel may retain one copy of the Confidential Information in its confidentially maintained files, solely for the purpose of identifying information to be protected pursuant to any applicable non-disclosure obligation.

                           11.7.3 NTX/DIGITAL RESPONSE DEVICES REMAINING. Upon termination of this Agreement, Metrika shall have the right to sell
NTx/Digital Response Devices then remaining in its possession or to be manufactured using Critical Reagents then held in inventory, within a reasonable time after termination hereof; provided, however, that all such Sales shall be subject to the royalty provisions of this Agreement, notwithstanding termination. Alternatively, Metrika may return Critical Reagents remaining in inventory and in good condition to Ostex for a refund of the original transfer price (or for credit toward any amounts due).

                           11.7.4 SURVIVAL OF TERMS. Notwithstanding any other provision herein to the contrary, SECTIONS 3.4, 7.3.5, 7.7-7.8, 8-12,
15.4, 15.5, and 16-27 of this Agreement shall survive any termination or expiration hereof.

                           11.7.5 EFFECT OF DISPUTED BREACH. In the event of any disputed breach under this Agreement, running of the time period in which a party must cure a breach of this Agreement shall be suspended as to the matter of the dispute pending an arbitration decision that a breach has in fact occurred; PROVIDED that during such suspension, one hundred fifty percent (150%) of any amount in dispute shall be placed into an interest-bearing escrow account, and upon resolution of the dispute, the substantially prevailing party shall be entitled to be paid (1) the disputed amount, plus (2) interest thereon during the suspension at the rate of ten percent (10%) per annum, plus (3) its attorneys' fees relating to the dispute.

         12.      REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

                  12.1 BY OSTEX. Ostex represents and warrants to Metrika as follows:

                           12.1.1 ORGANIZATION AND AUTHORITY. As of the Effective Date of the Agreement, Ostex is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, USA, has all requisite corporate power and authority to carry on its business and perform its obligations hereunder, and is duly qualified to do business in any of those jurisdictions in the United States of America where failure to qualify could have a material adverse effect on its ability to perform its obligations hereunder. The execution and delivery of this Agreement by Ostex, and the performance of the obligations of Ostex contemplated hereby, have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Ostex in accordance with its terms. Except as have been or will be obtained by Ostex, no permit, consent, approval or authorization of, or declaration to or filing with, any person, party or governmental or regulatory authority of the United States is required in connection with the delivery, consummation and/or performance by Ostex of this Agreement.

                           12.1.2 OSTEX PATENT RIGHTS AND OSTEX KNOW-HOW. As of the Effective Date of the Agreement, and except as described in
ATTACHMENT 12.1.2 to this Agreement, (a) Ostex has sole and exclusive rights to the Ostex Patent Rights and all rights necessary to license and convey Ostex Intellectual Property Rights to Metrika to the extent required hereunder; (b) the Ostex Patent Rights, to the best knowledge of Ostex are valid and enforceable, and do not infringe on the proprietary rights of any third party;
(c) Ostex is not aware of any "prior art" or other claim which would invalidate any part or all of the Ostex Patent Rights, or any claim that

Ostex does not have all rights to use and permit Metrika to use the Ostex Know-How for all purposes permitted by this Agreement; (d) Ostex is not aware of any unexpired patent or pending patent application of a party not a party to this agreement which has claims which cover any part of the Ostex Know-How or Ostex Patent Rights; (e) Ostex has taken all necessary actions to maintain all Ostex Patent Rights in full force and effect, and (f) Ostex agrees to maintain the WRF/Ostex Exclusive License Agreement in full force and effect throughout the term of this Agreement.

                           12.1.3 NO DEFAULT. The execution, delivery and performance of this Agreement by Ostex does not and shall not conflict with, result in a breach of, or constitute a default under (with or without the giving of notice, or the passage of time, or both), any agreement or instrument to which Ostex is a party or by which it is bound.

                           12.1.4   OSTEX'S   DISCLAIMER  OF  OTHER
                                    WARRANTIES.   Ostex   disclaims  all
     implied   warranties,   including   without   limitation  any  warranty  of
merchantability or fitness for a particular purpose.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OSTEX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  12.2 BY METRIKA. Metrika represents and warrants to Ostex as follows:

                           12.2.1 ORGANIZATION AND AUTHORITY. As of the Effective Date of the Agreement, Metrika is duly organized, validly existing and in good standing under the laws of California, USA and has all requisite power and authority to carry on its business and the performance of its obligations hereunder, and is duly qualified to do business in any of those jurisdictions where failure to qualify could have a material adverse effect on its ability to perform its obligations hereunder. The execution and delivery of this Agreement by Metrika, and the performance of the obligations contemplated hereby, have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Metrika in accordance with its terms. Except as have been or will be obtained by Metrika, no permit, consent, approval or authorization of, or declaration to or filing with, any person, party or governmental or regulatory authority having jurisdiction is required in connection with the delivery, consummation and/or performance of this Agreement.

                           12.2.2   METRIKA  PATENT RIGHTS AND METRIKA
     KNOW-HOW. As of the Effective Date of the Agreement, and except as described in ATTACHMENT 12.2.2 to this Agreement, (a) Metrika has sole and exclusive rights to the Metrika Patent Rights and all rights necessary to license and convey Metrika Know-How to Ostex to the extent required hereunder;
(b) the Metrika Patent Rights, to the best knowledge of Metrika are valid and enforceable, and do not infringe on the proprietary rights of any third party;
(c) Metrika is not aware of any "prior
art" or other claim which would invalidate any part or all of the Metrika Patent Rights; or any claim that Metrika does not have all rights to use and permit Ostex to use the Metrika Know-How for all purposes permitted by this Agreement;
(d) Metrika is not aware of any unexpired patent or pending patent application of a party not a party to this Agreement which has claims which cover any part of the Metrika Know-How or Metrika Patent Rights; and (e) Metrika has taken all necessary actions to maintain all Metrika Patent Rights in full force and effect.

                           12.2.3 NO DEFAULT. The execution, delivery and performance of this Agreement by Metrika does not and shall not conflict with, result in a breach of, or constitute a default under (with or without the giving of notice, or the passage of time, or both), any agreement or instrument to which Metrika is a party or by which it is bound.

                           12.2.4   METRIKA'S  DISCLAIMER  OF  OTHER
     WARRANTIES. Metrika disclaims all implied warranties, including without limitation any warranty of merchantability or fitness for a particular purpose.

EXCEPT  AS   EXPRESSLY   SET  FORTH  IN  THIS   AGREEMENT,   METRIKA   MAKES  NO
REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

                  12.3 U.S. FOREIGN CORRUPT PRACTICES ACT. Each party shall indemnify, defend and hold the other party, its subsidiaries and Affiliates, and the directors, officers, employees and agents of any of them, harmless from and against all and any claims, proceedings, losses, fines, expenses (including without limitation reasonable attorneys fees and expenses) and penalties incurred by said party arising out of any Prohibited Practice committed by said party or any of its officers, directors, shareholders, employees, or agents.

         For purposes of this SECTION 12, the following shall be deemed a "Prohibited Practice": the offer, payment, promise to pay, or authorization of the paying of any money, or the offer, giving, promise to give or authorization of the giving of anything of value to any officer or employee of any government or any department, agency or instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government, department, agency or instrumentality, or any political party or official thereof, or any candidate for political office, or any intermediary for any such persons or party, in each case for purposes of (a) influencing any act or decision of any such persons or party in their or its official capacity, or (b) inducing any such person or party to do or omit to do any act in violation of the lawful duty of such person or party, or (c) inducing any such person or party to use their or its influence with any government or instrumentality thereof to affect or influence any act or decision of any such government or instrumentality, in each case (a), (b) and
(c) in order to assist the applicable party hereto in obtaining or retaining business for, or with, or directing business to, any person or entity in violation of the U.S. Foreign Corrupt Practices Act.

                  12.4  GOVERNMENTAL  COMPLIANCE.  Each party  shall  obtain and maintain all required licenses, permits, certificates and authorizations needed to perform its obligations under this Agreement, including without limitation those required for said party's appointment as sublicensee, for the effectiveness of this Agreement in all jurisdictions where said party operates, for the import and for the export of the NTx/Digital Response Devices, and for the marketing, distribution and Sale of the NTx/Digital Response Devices. Metrika will hold and solely own all regulatory approvals for the NTx/Digital Response Device.

         13.      THIRD-PARTY INFRINGEMENT.

                  13.1 NOTICE OF THIRD-PARTY INFRINGEMENT. If, during the term of this Agreement, either party becomes aware that one or more third parties are infringing or are threatening to infringe the Ostex Patent Rights or the Metrika Patent Rights, said party (the "Notifying Party") shall immediately report such information to the Product Management Committee and shall provide in such report all details in said party's knowledge or possession concerning the kind and character of the infringement and any other pertinent information that said party may have. At such time as the Product Management Committee shall be satisfied that there exists a reasonable likelihood of infringement of any of such Patent Rights implicated by the NTx/Digital Response Device by the manufacture, use or sale of diagnostic devices based upon the detection of collagen metabolites as measurements of bone resorption (an "Infringement"), the Product Management Committee shall take such steps, including notification, to place the putative infringer on notice of the claims of the party owning or controlling the infringed patents (the "Aggrieved Party"). The form of the notification and the manner and nature of any communications between the Product Management Committee and the alleged infringer shall be determined by the Product Management Committee.

                  13.2 RIGHT TO SUE. If, sixty (60) days after receipt of notice of a perceived third-party Infringement, such third-party Infringement continues and the Product Management Committee has not decided that the parties will commence legal action or presented to the Aggrieved Party a plan acceptable to the Aggrieved Party to enjoin or otherwise to resolve such Infringement, then the Aggrieved Party shall be entitled, at its own expense and for its own benefit, to commence an action, and in such event the Aggrieved Party shall be entitled to retain all of the benefits of such action. In the event that the Product Management Committee does decide to initiate such action on behalf of the parties, the parties shall jointly pursue such action and shall share the cost of such action, including legal cost and any damages awarded therein. Each party shall assist the other party and reasonably cooperate in any such action at said party's request.

         14.      DEFENSE OF THIRD-PARTY CLAIMS.

                  14.1 METRIKA DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. Except for matters disclosed on Attachment 12.2.2 hereto, to the extent that any claim, suit, or other legal proceeding is threatened or commenced against Ostex or WRF that is founded, in whole or in part, on an allegation that the Digital Response Device necessarily infringes any trade secret, patent, or copyright belonging to a third party, Ostex will give Metrika prompt written notice of such legal proceeding and Metrika may elect to assume sole control of the defense to or settlement of such dispute. Ostex shall cooperate fully with Metrika in any defense, settlement or compromise made by Metrika. Ostex shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Metrika's prior written consent thereto. If Ostex has complied fully with the procedures set forth in this SECTION 14.1, Metrika will indemnify and hold Ostex harmless from and against any loss, cost, damage, or other expenses incurred by Ostex as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Ostex's use of the NTx/Digital Response Devices, or if in the opinion of Metrika the subject
NTx/Digital Response Devices are likely to become the subject of a successful claim of infringement, Metrika may, at its option and expense, (i) procure for Ostex the right to continue its performance under this Agreement, (ii) replace or modify the NTx/Digital Response Devices so that they become non-infringing, or (iii) if neither (i) or (ii) are reasonably available, terminate this
Agreement without further obligation or liability. This indemnification provision shall be null and void and Metrika shall have no liability to the extent that any claim is based on any use of the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property or if the NTx/Digital Response Devices has been modified or tampered with in any way without the express written consent of Metrika, or if Ostex has any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

                  14.2 OSTEX DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. Except for matters disclosed on Attachment 12.1.2 hereto, to the extent that any claim, suit, or other legal proceeding is threatened or commenced against Metrika that is founded, in whole or in part, on an allegation that the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property as used in the NTx/Digital Response Device necessarily infringes any trade secret, patent, or copyright belonging to a third party, Metrika will give Ostex prompt written notice of such legal proceeding and Ostex may elect to assume sole control of the defense to or settlement of such dispute. Metrika shall cooperate fully with Ostex in any defense, settlement or compromise made by Ostex. Metrika shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Ostex's prior written consent thereto. If Metrika has complied fully with the procedures set forth in this
SECTION 14.2, Ostex will indemnify and hold Metrika harmless from and against any loss, cost, damage, or other expenses incurred by Metrika as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Metrika's use of the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property as used in the NTx/Digital Response Devices, or if in the opinion of Ostex the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property are likely to become the subject of a successful claim of infringement, Ostex may, at its option and expense, (i) procure for Metrika the right to continue distributing and/or using the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property in the NTx/Digital Response Device, (ii) replace or modify the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property so that it (they) becomes non-infringing, or (iii) if neither (i) or (ii) are reasonably available, accept return of the NTx Assay Technology, Critical Reagents or Ostex Intellectual Property used in the NTx/Digital Response Devices held by Metrika and its distributors in inventory, and terminate this Agreement without further obligation or liability. This indemnification provision shall be null and void and Ostex shall have no liability to the extent that NTx Assay Technology, Critical Reagents or Ostex Intellectual Property have been modified or tampered with in any way without the express written consent of Ostex, or if Metrika has any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

                  14.3 SHARED DEFENSE OF THIRD-PARTY CLAIMS. With respect to any claim, suit or other legal proceeding threatened or commenced against Metrika or Ostex that is founded, in whole or in part, on an allegation that the NTx/Digital Response Device infringes any trade secret, patent or copyright belonging to a third party, which claim, suit or other legal proceeding is not covered by the provisions of SECTION 14.1 or 14.2 above, the parties agree to share control of the defense or settlement of such claim and shall share equally all costs and liabilities resulting from such claim, suit or other legal proceeding.

         15.      USE OF TRADEMARKS AND TRADE NAMES.

                  15.1 RESTRICTED RIGHTS TO USE. No provision of this Agreement shall be interpreted or construed as conferring upon either party any right to use in labeling, advertising, marketing, publicizing or otherwise promoting NTx/Digital Response Devices, any name, trade name, trademark, or other designation (or derivation thereof) of the other party hereto or WRF or the University of Washington, except as expressly provided under this SECTION 15.

                  15.2 USE OF NAMES AND MARKS IN LABELING. As a part of the marketing plan prepared pursuant to SECTION 6.2 hereof, the parties shall agree upon appropriate trademark(s) to be used in connection with NTx/Digital Response Devices marketed, promoted, sold, and/or distributed under this Agreement. In the absence of such agreement, the parties agree that Metrika shall affix to the outer packaging of, and shall include on the package insert for, any NTx/Digital Response Devices marketed, promoted, sold, and/or distributed by Metrika under this Agreement, and in addition to its own trademarks and names, one or more labels displaying with equal prominence to said Metrika trademarks or names, the statement "An OsteomarkAE Assay" or such other trademark or statement as Ostex shall reasonably request. Ostex shall also have the right to review and approve all claims relating to the intended use of NTx/Digital Response Devices contained in package inserts and other promotional materials, which approval shall not be unreasonably withheld. Each party hereby grants to the other party a non-transferable, non-exclusive license, concurrent with the term of this Agreement, to use such statement and/or trademark accordingly and in substantially the same manner as used by its owner; provided, however, that each such use of such statement and/or trademark be accompanied by a printed notice identifying the owner as the owner thereof. Neither party shall use any trademark of the other party with respect to products not covered by this Agreement. In the event that particular NTx/Digital Response Devices do not meet the specifications or quality standards required under SECTIONS 3.4 or 7.3.4 above, Ostex may cause Metrika to remove all trademarks from such NTx/Digital Response Devices and shall have the right to cancel the foregoing grant of license to use such trademarks, unless the other party promptly meets such specifications or quality standards. Each party shall have the right to receive and approve the use of its marks in any proposed product literature, advertising material or material for publication. In all such materials unless otherwise specifically agreed in advance in writing, the immunoassay performed by the NTx/Digital Response Devices shall be identified as "An OsteomarkAE Assay."

                  15.3 TRADEMARK  REGISTRATION.  Ostex and Metrika shall each be responsible for the registration, maintenance and enforcement of their respective names, trade names, and trademarks; provided, however, that each party shall aid the other in the enforcement of that party's rights by monitoring for, and notifying said party of, any unauthorized use of any of said party's trademarks. Each party shall from time to time, and in any event upon the issuance of additional registrations, modify its use of trademarks to incorporate proper notice of registration and other claims of right, in accordance with the laws and customs of the various countries in which it operates pursuant to this Agreement.

                  15.4 OSTEX REPRESENTATIONS AND WARRANTIES. Ostex represents and warrants, as of the date of this Agreement, that: (a) Ostex is the owner and registrant of the trademarks issued registrations as indicated by ATTACHMENT 15.4; (b) Ostex is named as applicant in those applications indicated by ATTACHMENT 15.4 as pending; and (c) to the best of its knowledge, none of the Ostex trademarks infringes upon the trademark, trade name, or other proprietary rights of a third party. In the event that any action or proceeding is initiated against Ostex, Metrika, or any other licensee or distributor of either party in any country alleging that the trademark "Osteomark" infringes the trademark rights of the third party initiating such action or proceeding, Metrika may continue to market NTx/Digital Response Devices within such country without the trademark "Osteomark" affixed thereto (but with such other trademark as Ostex may reasonably specify) pending resolution of the dispute as to trademark rights.

                  15.5 METRIKA REPRESENTATIONS AND WARRANTIES. Metrika represents and warrants, as of the date of this Agreement, that: (a) Metrika is the owner and registrant of the trademarks issued registrations as indicated by ATTACHMENT 15.5; (b) Metrika is named as applicant in those applications indicated by ATTACHMENT 15.5 as pending; and (c) to the best of its knowledge, none of the Metrika trademarks infringes upon the trademark, trade name, or other proprietary rights of an third party. In the event that any action or proceeding is initiated against Metrika, Ostex, or any other licensee or distributor of Metrika in any country alleging that any Metrika trademark infringes the trademark rights of the third party initiating such action or proceeding, Ostex may continue to market NTx/Digital Response Devices within such country without said Metrika trademark affixed thereto (but with such other trademark as Metrika may reasonably specify) pending resolution of the dispute as to trademark rights.

         16.      ASSIGNMENT AND SUBLICENSE.

                  16.1 BY METRIKA. Except as specifically permitted by this Agreement, Metrika shall not assign, sublicense, delegate, or in any other manner transfer any of its rights, privileges, obligations or duties under this Agreement to any third party without the prior written consent of Ostex, which consent may be withheld in Ostex's sole and absolute discretion, provided that this provision shall not apply to any merger, consolidation, or sale of substantially all of the assets of Metrika, or any third-party acquisition of a majority of the business interests or voting shares of Metrika, provided that the surviving party shall within a reasonable period following the final closing of such transaction, expressly agree in writing to be bound by this agreement. Any attempt by Metrika to assign, sublicense, delegate or otherwise transfer any right, privilege, obligation or duty under this Agreement other than in accordance with this SECTION 16 shall be void and shall, at the option of Ostex, be cause for immediate termination of this Agreement and all licenses granted hereunder.

                  16.2 BY OSTEX. Except as specifically permitted by this Agreement, Ostex shall not assign, sublicense, delegate, or in any other manner transfer any of its rights, privileges, obligations or duties under this Agreement to any third party without the prior written consent of Metrika, which consent may be withheld in Metrika's sole and absolute discretion, provided that this provision shall not apply to any merger, consolidation, or sale of substantially all of the assets of Ostex, or any third-party acquisition of a majority of the business interests or voting shares of Ostex, provided that the surviving party shall within a reasonable period following the final closing of such transaction, expressly agree in writing to be bound by this agreement.
 Any attempt by Ostex to assign, sublicense, delegate or otherwise transfer any right, privilege, obligation or duty under this Agreement other than in accordance with this SECTION 16 shall be void and shall, at the option of Metrika, be cause for immediate termination of this Agreement and all licenses granted hereunder.

         17.      ARBITRATION.

                  17.1 AGREEMENT TO SETTLE DISPUTES BY ARBITRATION. At the request through notice of either Ostex or Metrika, any controversy or claim arising between the parties and related to or arising out of the construction, interpretation, or enforcement of any term or condition of this Agreement or any transaction hereunder (including the decision to enter into this Agreement), which controversy or claim cannot first be settled amicably between the parties (including without limitation through utilization of third-party mediation agreed to by both parties), shall be submitted to arbitration. Such arbitration shall be conducted in Seattle, Washington, if initiated by Metrika, or in San Francisco, California, if initiated by Ostex, and in either case shall be conducted in accordance with the applicable Rules of the American Arbitration Association in effect on the date of such controversy or claim.

                  17.2 APPOINTMENT OF ARBITRATORS. Within thirty (30) days after the delivery pursuant to SECTION 17.1 above of a notice of request for arbitration, Metrika and Ostex shall each appoint one independent person as an arbitrator to hear and determine the dispute. The two persons so chosen shall by agreement select a third, impartial arbitrator, which selection shall be final and conclusive upon both parties. Each arbitrator shall be experienced in international and domestic manufacturing and distribution of products similar to NTx/Digital Response Devices. If either party fails to designate its arbitrator within sixty (60) days after the notice of arbitration is received, then the arbitrator designated by the one party shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the dispute.

                  17.3 ARBITRATORS' POWERS. The arbitrators shall have all the powers of a State or Federal Court located at the site of the arbitration, including the power to order specific enforcement of this Agreement and to order the production of relevant and non-privileged documents by one party for inspection and duplication by the other party prior to the arbitration hearing; provided, however, that the arbitrators shall be bound by this Agreement with regard to the restriction on consequential, incidental, and punitive damages as set forth in this Agreement.

                  17.4 DISCOVERY. The arbitrators prior to the hearing shall grant discovery pursuant to the intendment of the Federal Rules of Civil Procedure, and as the arbitrators determine to be appropriate under the circumstances.

                  17.5 PROTECTIVE ORDER. In the event of arbitration and at the request of either Ostex or Metrika, in order to protect Confidential Information and any other matter that either party would normally not reveal to third parties, the arbitrators shall enter a protective order in such form as the parties shall stipulate or as the arbitrators shall determine is suitable. Among other things, the protective order shall stipulate that the arbitrators themselves shall receive any information designated by either party as "confidential" solely for purposes of assessing the facts and law for purposes of the arbitration, and shall not otherwise use or disclose such matter. At the request of either party, the protective order shall be entered as an award of the arbitration panel and shall enable either party to obtain the assistance of a court of competent jurisdiction to enter equitable decrees or other relief to enforce the provisions of the order as if it had been entered by that court.

                  17.6 EFFECT OF DECISION. The decision of the arbitrators shall state the reason for the award and shall be final, binding and conclusive upon the parties. The parties shall comply with such decision in good faith as if it were a final decision of a court. Judgment upon the award shall be entered in any court of competent jurisdiction. Any award made in connection with any arbitration shall be made in U.S. Dollars.

                  17.7 RIGHTS OF THIRD PARTIES. Notwithstanding the agreement to arbitrate any dispute between Ostex and Metrika, in the event that a controversy or claim between Ostex and Metrika involves an adjudication of the rights of a third party, and that third party does not agree to submit to arbitration and would under Rule 19(a) of the Federal Rules of Civil Procedure, if feasible, be joined as an indispensable party, then the dispute shall be brought to, and determined by, a court of the competent jurisdiction.

                  17.8 INTERIM RELIEF. Upon the application of either party to this Agreement, and whether or not an arbitration, mediation or attempt to settle amicably has yet been initiated, all courts having jurisdiction over one or more of the parties are authorized to: (i) issue and enforce in any lawful manner such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (ii) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement.

         18. ATTACHMENTS. The Attachments listed below are incorporated by reference into this Agreement and shall for all purposes be deemed part hereof:

Attachment 3.4       Ostex Critical Reagent Specifications
Attachment 7.3.5     Product Specifications - NTx/Digital Response Device

Attachment 12.1.2    Ostex Patent Rights and Know-How - Exceptions to Warranty
Attachment 12.2.2    Metrika Patent Rights and Know-How - Exceptions to Warranty
Attachment 15.4      Ostex Trademark Filings
Attachment 15.5      Metrika Trademark Filings

         19. PUBLICITY. No party shall announce or publicize this Agreement or any terms thereof without the advance written consent of the others (which approval shall not be unreasonably withheld), provided that either party may disclose the existence of this Agreement and such terms of this Agreement as may be required by law or by regulations of any governmental agency.

         20. RESPONSIBILITY FOR CLAIMS. In order to distribute between themselves the responsibility for the handling and expense of claims arising out of the manufacture, distribution, Sale or use of NTx/Digital Response Devices, the parties agree as follows:

                  20.1 OSTEX LIABILITY. Ostex shall be liable for and shall indemnify and hold Metrika harmless against any liability or damages from any claims, suits, proceedings, demands, recoveries or expenses in connection with
(i) any Critical Reagents or NTx Assay Technology licensed or sold by Ostex to Metrika or its designated manufacturers pursuant to this Agreement arising out of, based on, or caused by product claims or selling efforts whether written or oral, made or alleged to be made, by Ostex in its advertising, publicity, promotion, or Sale of the Critical Reagents or NTx Assay Technology where such product claims or selling efforts were not approved by Metrika, including without limitation expenses of total or partial product recalls as described in
SECTION 7.8 hereof, or (ii) any breach by Ostex of any of its representations or warranties contained herein or (iii) any of its negligent or intentionally wrongful acts or omissions. Metrika shall promptly notify Ostex of any such demand or claim which comes to its attention.

                  20.2 METRIKA LIABILITY. Metrika shall be liable for and shall indemnify and hold Ostex harmless against any liability or damages from any claims, suits, proceedings, demands, recoveries or expenses in connection with
(i) any NTx/Digital Response Device sold by Metrika to Ostex pursuant to this Agreement arising out of, based on, or caused by product claims or selling efforts whether written or oral, made or alleged to be made, by Metrika in its advertising, publicity, promotion, or Sale of the NTx/Digital Response Devices where such product claims or selling efforts were not approved by Ostex, including without limitation expenses of total or partial product recalls as described in SECTION 7.8 hereof, or (ii) any breach by Metrika of any of its representations or warranties contained herein or (iii) any of its negligent or willful acts or omissions. Ostex shall promptly notify Metrika of any such demand or claim which comes to its attention.

                  20.3 CONSEQUENTIAL, INCIDENTAL, AND PUNITIVE DAMAGES. Notwithstanding any other provision of this Agreement, neither party shall be liable to the other party for any special, consequential, incidental or punitive damages that may arise out of this Agreement (including but not limited to damages for loss of sales, potential sales, profits or business), other than pursuant to its obligations under SECTIONS 20.1 and 20.2 above to indemnify the other party where such other party has incurred liability to a third-party claimant for special, incidental, consequential or punitive damages, regardless of whether such other party has been informed of the possibility that such damages may occur.

         21. NOTICE. Any notice given in regard to this Agreement shall be given in writing and shall be delivered personally, or shall be sent by first class mail or registered certified mail, postage, and charges prepaid, to:

         if to Ostex:

                  Ostex International, Inc.
                  2203 Airport Way South
                  Suite 400
                  Seattle, Washington 98134
                  Attention:        President

                  Copy to: Cairncross & Hempelmann, P.S.
                           701 Fifth Avenue, 70th Floor
                           Seattle, Washington  98101-7016
                           Attn:  W. Frank Taylor

         if to Metrika:

                  Metrika Laboratories, Inc.
                  510 Oakmead Parkway
                  Sunnyvale, California  94086
                  Attention:        CEO

                  Copy to: Wilson, Sonsini, Goodrich and Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304-1050
                           Attn:  Kenneth A. Clark

Any notice so given shall be effective upon the date of actual receipt by the addressee as evidenced by return receipt or other written confirmation. Either party may by advance notice given pursuant to this SECTION 21 designate a substitute address for receipt of future notices.

         22. GOVERNING LAW. All claims or controversies asserted by Ostex against Metrika shall be construed and enforced in accordance with the laws of California. Any judicial action by Ostex relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Metrika), shall be brought and tried in the State or Federal Courts located in California. All claims or controversies asserted by Metrika against Ostex or WRF shall be construed and enforced in accordance with the laws of the State of Washington. Any judicial action by Metrika relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Ostex or WRF), shall be brought and tried in the State or Federal Courts located in the State of Washington. Notwithstanding the foregoing, interpretation and enforcement of the provisions of SECTION 17 shall be governed by and construed in accordance with the Federal Arbitration Act.

         23. INTEGRATION. It is the desire and intent of the parties to provide certainty as to their future rights and undertakings herein. The parties in this Agreement have incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement, and, neither party makes any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement (i) constitutes the entire agreement and understanding between the parties and there are no promises, representations, conditions, provisions or terms related thereto other than those forth in this Agreement, and (ii) supersedes all previous undertakings, agreements and representation between the parties, written or oral, with respect to the subject matter hereof, including the Development Agreement. No modification of, addition to, or waiver of any provisions of this Agreement shall be binding upon either party hereto unless the same shall be in writing duly executed by a duly authorized representative of both parties hereto.

         24.      MODIFICATION.  No  modification  to this Agreement  shall be
     enforceable   unless   made  in  writing   and  signed  by  an   authorized
representative of each party.

         25. SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable for any reason, such provision shall be deemed inoperative only to the extent that it violates or conflicts with law or public policy and shall be deemed modified to the extent necessary to conform thereto, and all other provisions hereof shall remain in full force and effect.

         26. WAIVER. No express or implied waiver by either party of any right or remedy with respect to a default by the other party under any provision of this Agreement shall be deemed, interpreted or construed as a waiver of any right or remedy with respect to any other default under the same or any other provision hereof.

         27. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns, subject to the restrictions on assignment set forth in SECTION 16 above.

         28. NON-EXCLUSIVE RELATIONSHIP. The parties agree that any license contained herein is on a non-exclusive basis, and that each party is free to enter into marketing, licensing or development agreements or relationships with third parties for the development and commercialization of a device similar to the NTx/Digital Response Device, provided that nothing contained herein shall permit either party to take such actions in violation of either party's Patent Rights or in violation of the confidentiality provisions set forth herein.

         29. STANDSTILL PROVISION. Other than as provided for in this Agreement, during the Term of this Agreement, Metrika shall not make any offer for, and shall not actually acquire any legal or beneficial interest in the common stock or other securities of Ostex without the prior written consent of Ostex's Board of Directors; and Ostex shall not make any offer for, and shall not actually acquire any legal or beneficial interest in the common stock or other securities of Metrika, other than with respect to such interests already held by Ostex or its Affiliates prior to the date hereof, without the prior written consent of Metrika's Board of Directors. The parties each agree that any violation of this provision would cause irreparable harm to the other party. The parties each agree that the other party shall be entitled to all equitable remedies available to it to prevent violation of this provision, as well as all other legal remedies, and if successful in any claim, may recover from the violating party all reasonable costs and attorneys fees expended by it in seeking such remedy.

         30. INDEPENDENT CONTRACTOR. The relationship of Metrika and Ostex established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement the day and year last written below.

         DATED AND EFFECTIVE as of the date first written above.

                                  OSTEX INTERNATIONAL, INC.



                                  By    /S/ JEFFREY J. MILLER
                                    ------------------------------------
                                    Jeffrey J. Miller, Ph.D.,
                                    Senior Vice President, Corporate Development



                                  METRIKA LABORATORIES, INC.



                                  By   /S/ MICHAEL P. ALLEN
                                    ------------------------------------
                                    Michael P. Allen
                                    President & Chief Executive Officer

                     NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                 ATTACHMENT 3.4

                      OSTEX CRITICAL REAGENT SPECIFICATIONS
                            OSTEX INTERNATIONAL, INC.

TITLE                   Lot No.         Doc No.         Rev.            Page
Ion Exchange 1H11                       2020            B               16 of 16
Purified
-----------------------------------------------------------------------

7.0 Quality Control Testing

        7.1 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
-----------------------------------------------------------------------
                 Test          Acceptance                     Pass/   Initials/
Parameter       Method          Criteria       Results         Fail    Date
-----------------------------------------------------------------------
7.2  XXXXX      0004            XXXXX          _____           ____    ____
7.3  XXXXX      0006            XXXXX          _____           ____    ____
7.4  XXXXX      XXX             XXXXX          _____           ____    ____

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXX results


-------------------------------------------------------------------------
Record reviewed by_________________________     ___________________
                  Quality Control                            Date
Record reviewed by_________________________     ___________________
                  Quality Assurance                          Date
Released _________________________________      Not Released _________

Note: Confidential Treatment Requested.


                            OSTEX INTERNATIONAL, INC.

TITLE                   Lot No.         Doc No.         Rev.            Page
NTx Concentrate                         2007            G               23 of 24
-----------------------------------------------------------------------

                           -------ATTACHMENT 3-------
                                  QC DATA SHEET
                Volume  NTx nromal      NTx Total       Protein  Protein         Specific Activity
                (ml)    BCE step 3.1    nanamol (ml)    step 8.3 Total mg        - (nmol/ml)/
                                        (ml)                     protein (mg/ml  mg/mlprotein
                                        nmol/ml BCE              Vol (ml))
                ----   ------          --------        -----     --------        ----------

7.3.4 XXXX      Step 7.3.3
7.10 XXXX       Step 7.9
7.22 XXXX       Step 7.20
7.28 XXXX       Step 7.27


Total Nanomole yield =  (total nmoles step 7.3.4)            x 100=___________%
                       -----------------------------
                         (total nmoles step 7.28)
QC materials used
Osteomark kit PN 9006 or 9006 LN _____, clibrator diluent PN 2022 LN____ PBS PN 2003 LN ___. Gold 300 pmol.ml NTx in PBS from PN 4010 LN 336C04

(A) Assay 1 dilution 1_______ (D) Assay 2, Dilution 1______________ (B) Assay 1 dilution 2_______ (E) Assay 2, Dilution 2______________ (C) Avg. of (A) and
(B)_______ (F) Avg. of (D) and (E)  ______________ (G) Percent difference of (C)
and (F) ____ (if(C)is greater than
 20%, repeat steps 8.1.3 to 8.1.5)
(H) Average  (A),(B),  (D) and (E)____  (Record  (H) in the table  above)  Note:
Percent difference between x and y =100 (absolute value (x-y)/(average(x,y))

Number of aloquots:  _________
Volume of alquots:  __________
Total volume to inventory:________
Total nanomoles BCE to Inventory: _________

                     NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                ATTACHMENT 7.3.5

              Product Specifications - NTx/Digital Response Device

Metrika Laboratories, Inc.
------------------------------------------------------------------------------

INTRODUCTION
Metrika is developing a rapid, single-use diagnostic product for the Ntx marker with digital results display. This document serves as the design goals of the product described. It descibes the intended use of the product, general attributes, and target performance specifications. It is further understood that these are product goals and there is no guarantee they can be met. Metrika will use its commercially reasonable efforts to meet these goals. If any goals are not met the parties agree to meet to discuss any shortfalls.

PERFORMANCE
In general, the device must provide rapid and accurate clinical results. The actual performance specification requirements will depend on the assay and its intended use. The performance requirements below apply to Ntx where indicated.
1.0 TIME TO RESULT
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

2.0      SAMPLE TYPES
         XXXXXXX
         2.1 SAMPLE STORAGE
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

3.0      SAMPLE VOLUME
         The device must provide a valid result independent of sample volume over the specified volume range.
         3.1      MINIMUM SAMPLE VOLUME
                  Minimum sample volume is define as the smallest sample volume required to provide a valid result. XXXXXXXXXXXXXXXXXXXXXXXXXXX.
         3.2      MAXIMUM SAMPLE VOLUME
                  The maximum sample volume is defined as the largest sample volume that can be applied while providing a valid result. XXXXXXXXXXXXXXXXXX.

4.0      DEVICE ORIENTATION
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

Note: Confidential Treatment Requested.

Metrika Laboratories, Inc.
-------------------------------------------------------------------------------
5.0      CALIBRATION
         There shall be no calibration required by the user. Each device will be factory calibrated. The calibration must be valid unktil the labeled expiration date.

6.0      STABILITY
         6.1      SHELF LIFE
                  Shelf life states from when the product is packaged at the factory and ends on the expiration date. XXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         6.2      OPEN PACKAGE LIFE
                  XXXXXXXXXXXXXXXXXXXXXXXX. Open package life is the time in which the device must be used after its environmental seal (package) has been opened. This minimum open package life will most likely be dependent on humidity. Accordingly, the labeled open package life must be consistent with the worse case conditions.

7.0      ENVIRONMENT
         7.1      OPERATING CONDITIONS
                  The product will typically be used in a well lit temperature regulated indoor environment such as laboratories and domestic homes. XXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  7.1.1    TEMPERATURE
                           The temperature equilibrated product must operate over the temperature range of XXXXXXXXXXXXXX with a temperature change no greater than XXXXX while the assay is in process (consider the situation of the user holding the device in hand while running the assay). The goal is for an operating temerature range of XXXXXXXXX.

Note: Confidential Treatment Requested.

                  7.1.2    HUMIDITY
                           The product must operate over a relative humidity
range of XXXX.
                  7.1.3    AMBIENT LIGHT
                           The device must not be adversely affected by embient
 light. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

Metrika Laboratories, Inc.
------------------------------------------------------------------------------

         7.2      STORAGE CONDITIONS
                  The packaged product will typically be storred in stores, in laboratories, or in home environments free from extremes.
                  7.2.1    TEMPERATURE
                           The product must must maintain its shelf lafe
stability claims when stored in its package as specified in paragraph 6.1.
                  7.2.2    HUMIDITY
                           The product must maintain its shelf life stablitiy claims when stored in its in its package as specified in paragraph 6.1.
8.0      ACCURACY (MAXIMUM ALLOWABLE BIAS FROM REFERENCE)
         8.1      Ntx               XXX
         8.2      Creatinine:       XXX

9.0      PRECISION (TOTAL CLINICAL)
         9.1      Ntx
                  Target:           XXXXXXX
                  Acceptance        XXXXXXX
         9.2      Creatinine
                  XXXXXXX

10.0     ASSAY RANGE
         10.1     Ntx
                  XXXXXXX
         10.2     Creatinine
                  XXXXXXX

11.0     INTERFACING SUBSTANCES
         11.1     Ntx
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         11.2     Creatinine
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

Note: Confidential Treatment Requested.



Metrika Laboratories, Inc.
-------------------------------------------------------------------------------

12.0     RELIABILITY
         12.1     Error Conditions
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         12.2     Misuse
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         12.3     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                     NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                ATTACHMENT 12.1.2

            OSTEX PATENT RIGHTS AND KNOW-HOW - EXCEPTIONS TO WARRANTY


U.S. Patent No.XXXXXXXXXXX

U.S. Patent No. XXXXXXXXXX

                     NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                ATTACHMENT 12.2.2
           METRIKA PATENT RIGHTS AND KNOW-HOW - EXCEPTIONS TO WARRANTY


XXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXX

                                 ATTACHMENT 15.4

                             OSTEX TRADEMARK FILINGS


Below are listed countries in which trademark registrations have issued and countries in which applications are pending, all as of the date of this Agreement.


1. Trademark registrations for "OSTEOMARK" have issued in the following countries (in one or more classes):

Argentina             Australia          Austria              Benelux
Bulgaria              Canada             China                Columbia
Denmark               Finland            France               Germany
Hong Kong             Ireland            Israel               Italy
Japan                 Mexico             New Zealand          Norway
Panama                Peru               Poland               Portugal
Saudi Arabia          South Africa       South Korea          Spain
Sweden                Switzerland        Taiwan               Turkey
United Kingdom        United States

2. Trademark applications for "OSTEOMARK" are pending in the following countries (in one or more classes)1:

Brazil                Chile              CTM (Europe)         Czech Republic
Greece                Hungary            India                Indonisa
Japan                 Malaysia           Oman                 Pakistan
Philippines           Qatar              Romania              Russian Federation
Singapore             Slovak Republic    Venezuela

3. Trademark registrations have issued in the United States for mark "OSTEX," with and without logo.



--------
1 A country will be listed under both (1) and (2), where multiple applications (either two or three) were filed in that country corresponding to multiple classes of goods and/or services, and registration has issued on one or perhaps two, but not all, applications filed.